FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT
AGREEMENT (the "Amendment"), dated as of May 31, 1998, is among
Rawlings Sporting Goods Company, Inc. (the "Borrower"), the
Lenders (as defined below), and The First National Bank of
Chicago, as agent for the Lenders (the "Agent").

                       W I T N E S S E T H:

     WHEREAS, the Borrower, the lenders party thereto (the
"Lenders") and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of September 12, 1997 (the
"Agreement"); and

     WHEREAS, the Borrower, the Lenders and the Agent desire to amend certain of the covenants and other provisions set forth in the Agreement;

     NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings attributed to such terms in the Agreement.

     2. Amendments to the Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4, effective as of the date first set forth above (the "Effective
Date");

     (a)  A new defined term "Bull Run Warrants" is added to
Article I of the Agreement in its proper place in the alphabetical sequence, such defined term to read in its entirety as follows:

          "Bull Run Warrants" means those certain warrants to issue approximately 925,804 shares of common stock of the Borrower held, at the time of the effective date of the first amendment to this Agreement, by Bull Run Corporation or one of its Subsidiaries or Affiliates."

     (b)  The defined term "Required Lenders" in Article I of the
Agreement is amended by deleting the two references to "66-2/3%" contained therein and replacing each such reference with "51%".

     (c) Section 2.7 of the Agreement is hereby amended by deleting the word "and" at the end of clause (b)(ii) thereof and replacing the existing clause (iii) with new clauses (iii) and
(iv) to read in their entirety as follows:


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          "(iii)  within two (2) Business Days after the
     receipt thereof by the Borrower, in an amount equal to 100% of the aggregate Net Available Proceeds realized upon all issuances of common stock of the Borrower or any Subsidiary, except for issuances made pursuant to clauses (i) or (ii) of Section 6.10 or issuances described in the following clause (iv) of this Section; and

          (iv)  within two (2) Business Days after the
     Borrower's receipt of the proceeds tendered for stock issued upon the exercise of any or all of the Bull Run
     Warrants, in the amount of $3,000,000."

     (d) Section 6.10 of the Agreement is hereby amended to read in its entirety as follows:

          "6.10 Capital Stock and Dividends. The Borrower will not, nor will it permit any Subsidiary to, (a) issue any preferred stock, other capital stock or any debt or equity securities of any kind, or (b) declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that (i) any Subsidiary may declare and pay dividends or make distributions tot he Borrower, (ii) the Borrower may make distributions of its equity securities in accordance with its shareholder rights plan and employee benefits plans,
     (iii) the Borrower may issue common shares and warrants or options to purchase common shares from time to time,
     (iv) the Borrower may repurchase shares of its common stock with proceeds received from the exercise of the Bull Run Warrants, provided that (x) the aggregate consideration tendered by the Borrower for such repurchase does not exceed the difference between the Net Available Proceeds received upon exercise of the Bull Run Warrants and $3,000,000, and (y) all repurchases entered into under this clause (iv) must take place within one year of such exercise, and (v) so long as no Default or Unmatured Default or Change in Control is pending before or after giving effect to the payment of such dividends, the Borrower may declare and pay dividends on its common stock in any Fiscal Year of up to an amount not to exceed fifty percent (50%) of the Borrower's Net Income for the preceding Fiscal Year."

     (e) Section 6.19 of the Agreement is hereby amended to read in its entirety as follows:

          "6.19. Capital Expenditures. The Borrower will not, nor will it permit any subsidiary to, expend, or be committed to expend, for Capital Expenditures (including, without limitation, for the acquisition of fixed assets) on a non-cumulative basis in the aggregate for the borrower and its Subsidiaries more than $3,000,000 during the 1997 Fiscal Year, more than $4,000,000 during the 1998 Fiscal Year or more than $3,000,000 during any Fiscal Year thereafter, provided that additional Capital Expenditures by the Borrower or any Subsidiary of up to $5,000,000 incurred in connection with the construction of a new or expanded distribution center shall be permitted and shall not be counted against the foregoing amounts."

     (f) The second sentence of Section 6.28.3 of the Agreement is hereby amended to read in its entirety as follows:

     "For the purposes of calculating the Fixed Charge Coverage Ratio, there shall be added back to EBITDA (i) up to $500,000 in charges incurred by the Borrower relating to the change in the Borrower's Chief Executive Officer, and (ii) up to $1,000,0000 in charges incurred by the Borrower in connection with environmental remediation at its Adirondack, New York facility."

     3. Representations and Warranties. The Borrower hereby confirms, reaffirms and restates as of the Effective Date the representations and warranties set forth in Article V of the Agreement as amended hereby, provided that any such representation or warranty which is stated to relate solely to an earlier date is confirmed, reaffirmed and restated as of such date. A Default under and as defined in the Agreement as amended by this Amendment shall be deemed to have occurred if any representation or warranty made pursuant to the foregoing sentence of this Section 3 shall be materially false as of the date on which made.

     4. Conditions Precedent. The amendments to this Agreement provided for in Section 2 hereof shall become effective as of the Effective Date when all of the following conditions precedent shall have been satisfied:

     (a) This Agreement shall have been duly executed and delivered by the Borrower, each of the Lenders and the Agent.

     (b) No Default or Unmatured Default shall have occurred and be continuing.

     5. Effect on the Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement and the other Loan Documents (a) shall remain unaltered, (b) shall continue to be, and shall remain, in full force and effect in accordance with their respective terms, and (c) are hereby ratified and confirmed in all respects. Upon the effectiveness of this Amendment, all references in the Agreement (including references in the Agreement as amended by this Amendment) to "this Agreement" (and all indirect references such as "hereby", "herein", "hereof" and "hereunder") shall be deemed to be references to the Agreement as amended by this Amendment.

     6. Expenses. The Borrower shall reimburse the Agent for any and all reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, review, execution and delivery of this Amendment.

     7. Entire Agreement. This Amendment, the Agreement as amended by this Amendment and the other Loan Documents embody the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings among the parties hereto relating to the subject matter hereof.

     8. Governing Law. This Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois, but giving effect to federal laws applicable to a national banking association located in the State of Illinois.

     9. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Amended and Restated Credit Agreement to be duly executed as of the date first above written.


                         RAWLINGS SPORTING GOODS COMPANY, INC.


                         By:  /s/ Paul E. Martin
                         Print Name:    Paul E. Martin
                         Title:         CEO


                         THE FIRST NATIONAL BANK OF CHICAGO,
                         individually and as Agent


                         By:  /s/ Nathan L. Bloch
                         Print Name:    Nathan L. Bloch
                         Title:         First Vice President



                         THE BANK OF NEW YORK


                         By:  /s/ Steven Wilson
                         Print Name:    Steven Wilson
                         Title:         Assistant Vice President

                         COMERICA BANK


                         By:  /s/ Burt R. Shusly III
                         Print Name:    Burt R. Shusly III
                         Title:         Vice President


                         NATIONSBANK, N.A.


                         By:  /s/ Jeffrey S. Potts
                         Print Name:    Jeffrey S. Potts
                         Title:         Senior Vice President


                         BANK OF AMERICA NATIONAL TRUST AND
                         SAVINGS ASSOCIATION


                         By:  /s/ Steven T. Standbridge
                         Print Name:    Steven T. Standbridge
                         Title:         Vice President